Exhibit 10.1

                                  AMENDMENT TO
                            THE CARNIVAL CORPORATION
                          NONQUALIFIED RETIREMENT PLAN
                        FOR HIGHLY COMPENSATED EMPLOYEES

--------------------------------------------------------------------------------

      Carnival Corporation Nonqualified Retirement Plan For Highly Compensated Employees (the "Plan") is hereby amended, effective January 1, 2003, as follows:

(1)   Section 1.9 of the Plan is amended to read as follows:

      1.9 Compensation - all cash remuneration paid or made available for any Plan Year by an Employer to an Employee for the Employee's services as salary, wages, commissions and including (a) bonuses (including deferred bonus amounts earned but not received during the Plan
            Year), (b) pay at premium rates (holiday, overtime or other), (c) workers' compensation payments made by the Employer, (d) any amounts contributed on behalf of the Employee to a cafeteria plan or cash or deferred arrangement and not includible in income under Section 125 or 402(g) of the Internal Revenue Code and (e) and amounts (including bonuses) deferred under The Carnival Corporation "Fun Ship" Qualified and Nonqualified Savings Plans, but excluding (1) any other amounts paid for that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), (2) any other amounts which are not includible in the Employee's income for federal income tax purposes and (3) any income attributable to the Company's stock programs or other fringe benefit programs. Employee's Compensation shall not exceed the maximum compensation rate under section 401(a)(17) of the Code (determined without regard to the reduction to $150,000 (i.e., $250,000 for 1996)) as further indexed for cost of living by reference to the annual percentage change of the CPI-U, U.S. City Average, All Items (non-seasonally adjusted) for the period from August to August of the preceding year (i.e. the annual change published in September of the year prior to the year the compensation limit is in effect). Effective for Eligible Employees (other than Eligible Employees who are participating in The Carnival Corporation "Fun Ship" Nonqualified Savings Plan and receiving Company contributions under that plan) who are actively employed by an Employer (which solely for this purpose shall include Eligible Employees employed within the controlled group of the Company as determined under Sections 414(b), (c) or (m) of the Internal Revenue
            Code) on or after December 20, 2002, an Eligible Employee's Compensation for periods on and after January 1, 1989 shall not be limited by the preceding sentence with the exception of Michael Arison whose compensation shall remain subject to such maximum compensation limit as indexed.